Exhibit 99.1

Media Contact:	Investor Contact:
Leslie Moore	Lindsay Andrews
TIBCO Software Inc.	Sard Verbinnen & Co.
(650) 846-5025	(415) 618-8750
lmoore@tibco.com	landrews@sardverb.com

TIBCO SOFTWARE REPORTS SECOND QUARTER RESULTS

Q2 Total Non-GAAP Revenue of $254 million; Non-GAAP EPS of $0.14

PALO ALTO, Calif., June 19, 2014 - TIBCO Software Inc. (NASDAQ: TIBX) today announced results for its fiscal second quarter, which ended on June 1, 2014.

On a GAAP basis, total revenue for the second quarter of fiscal 2014 was $252.3 million, up 3% from the second quarter of fiscal year 2013, and software revenue was $82.3 million, down 4%. Within software revenue, license revenue was $76.5 million, down 7%, while subscription revenue was $5.8 million, up 63% from last year. Net income was $1.6 million, or $0.01 per diluted share, compared to $8.7 million, or $0.05 per diluted share, in the second quarter of fiscal 2013.

On a non-GAAP basis, total revenue for the second quarter of fiscal 2014 was $254.0 million, up 3%, and software revenue was $84.0 million, down 2%. Subscription revenue within software revenue more than doubled to $7.5 million from last year and is adjusted by $1.7 million for the acquisition-related accounting effects on deferred revenue. Non-GAAP operating income for the second quarter of fiscal 2014 was $38.7 million, resulting in a non-GAAP operating margin of 15.2% compared to $45.3 million, or a margin of 18.4% in the second quarter of fiscal 2013. Net income was $23.0 million or $0.14 per diluted share, compared with $29.7 million or $0.18 per diluted share. Net income assumes non-GAAP effective tax rates of 32% and 26% for the second quarters of fiscal 2014 and 2013, respectively. Non-GAAP results are adjusted for acquisition-related accounting effects on deferred revenue from acquisitions and exclude amortization of acquired tangible assets, stock-based compensation expense, acquisition and other related expenses, restructuring activities and non-cash interest expense related to convertible debt.

“Although we achieved record second quarter revenue, our results fell short of our expectations and we are aggressively focusing on making strategic, operational and organizational changes to address our execution challenges and position TIBCO for sustained growth,” said Vivek Ranadivé, TIBCO’s chairman and chief executive officer. “We see a large and growing opportunity ahead of us in big data, where our technologies can integrate both static and real-time data sources to enable fast data solutions. These are systems that companies use to create more responsive and customized digital experiences for their customers, fostering greater loyalty and unlocking new avenues for revenue generation.”

Second Quarter Fiscal 2014 Highlights

•	Total Non-GAAP revenue of $254.0 million;

•	Non-GAAP Software revenue of $84.0 million; comprised of license revenue of $76.5 million; and subscription revenue of $7.5 million;

•	Non-GAAP operating margin of 15.2%;

•	Non-GAAP EPS of $0.14;

•	Cash flow from operations of $18.0 million;

•	Broad mix of business across major industries including financial services, telecommunications, energy, transportation & logistics, manufacturing, government, retail, and insurance;

•	TIBCO closed 127 deals over $100k and had 13 deals over $1 million in license revenue.

Reclassifications

During the second quarter of 2014, TIBCO adopted a revised presentation, which TIBCO believes better reflects the company’s evolving product and service offerings and increases the visibility of emerging consumption models. A change was made to rename license revenue to software revenue and to present license revenue and subscription revenue as software revenue. A corresponding change was made to present cost of license revenue as cost of software revenue and to present cost of license revenue and cost of subscription revenue as cost of software revenue. This change in presentation does not affect total revenue, total cost of revenue or gross margin. Conforming changes have been made for all prior periods presented.

Conference Call Details

TIBCO has scheduled a conference call for 4:30 pm ET / 1:30 pm PT today to discuss its second quarter results. The conference call will be hosted by InterCall and may be accessed over the internet at www.tibco.com or via dial-in at 877-293-9114 or 706-679-0841. Please join the conference call at least 10 minutes early to register. A replay of the conference call will be available until midnight ET on July 19, 2014 at www.tibco.com or via dial-in at 800-585-8367 or 404-537-3406. The passcode for both the call and the replay is 54923755.

About TIBCO

TIBCO Software Inc. (NASDAQ: TIBX) is a global leader in infrastructure and business intelligence software. Whether it’s optimizing inventory, cross-selling products, or averting crisis before it happens, TIBCO uniquely delivers the Two-Second Advantage® – the ability to capture the right information at the right time and act on it preemptively for a competitive advantage. With a broad mix of innovative products and services, TIBCO is the strategic technology partner trusted by businesses around the world. Learn more about TIBCO at www.tibco.com.

TIBCO, TIBCO Software and Two-Second Advantage are trademarks or registered trademarks of TIBCO Software Inc. or its subsidiaries in the United States and/or other countries. Other product and company names and marks mentioned in this document are the property of their respective owners and are mentioned for identification purposes only.

Use of Non-GAAP Financial Information

This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), please see the section entitled “About Non-GAAP Financial Information” and the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Measures.”

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws. The actual results for the second quarter of fiscal year 2014 included in our Quarterly Report on Form 10-Q may differ materially from the results presented in this release due to factors that include, but are not limited to, risks associated with the final review of the results and preparation of financial statements. In addition, forward-looking statements such as whether the strategic, operational and organizational changes we make will address our execution challenges and position TIBCO for sustained growth are subject to risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These risks include but are not limited to: risks arising from adverse changes and uncertainty in domestic and global economies, TIBCO’s ability to achieve improved performance and accelerate growth from its investments for growth and innovation, the impact of competition from alternative business models and new product introductions, TIBCO’s ability to offer compelling, differentiated products, and the impact of competition from companies that are larger or have greater resources than TIBCO. Additional information regarding potential risks is provided in TIBCO’s filings with the SEC, including its most recent Annual Report on Form 10-K for the year ended November 30, 2013 and Quarterly Report on Form 10-Q for the quarter ended March 2, 2014. TIBCO assumes no obligation to update the forward-looking statements included in this release.

TIBCO Software Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	June 1, 2014	November 30, 2013
ASSETS
Current assets:
Cash and cash equivalents	$405,169	$662,109
Short-term investments	175,851	83,842
Accounts receivable, net	212,489	231,194
Prepaid expenses and other current assets	100,003	74,725

Total current assets	893,512	1,051,870
Property and equipment, net	107,904	101,050
Goodwill	712,328	582,091
Acquired intangible assets, net	159,626	119,418
Long-term deferred income tax assets	65,643	78,853
Other assets	67,582	72,831

Total assets	$2,006,595	$2,006,113

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$32,113	$37,701
Accrued liabilities	102,246	125,112
Accrued restructuring costs	2,716	5,819
Deferred revenue	279,946	258,315

Total current liabilities	417,021	426,947
Long-term deferred revenue	26,698	24,036
Long-term deferred income tax liabilities	2,979	1,334
Long-term income tax liabilities	57,154	55,733
Other long-term liabilities	7,145	4,788
Convertible debt	548,123	540,022

Total long-term liabilities	642,099	625,913

Total liabilities	1,059,120	1,052,860

Total equity	947,475	953,253

Total liabilities and equity	$2,006,595	$2,006,113

TIBCO Software Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except net income per share)

	Three Months Ended		Six Months Ended
	June 1, 2014	June 2, 2013	June 1, 2014	June 2, 2013
Revenue:
Software	$82,321	$85,711	$168,828	$167,254
Service and maintenance	169,978	160,135	336,349	316,382

Total revenue	252,299	245,846	505,177	483,636

Cost of revenue:
Software	14,272	12,799	28,454	25,509
Service and maintenance	65,185	61,172	128,535	122,099

Total cost of revenue	79,457	73,971	156,989	147,608

Gross profit	172,842	171,875	348,188	336,028

Operating expenses:
Research and development	42,697	42,575	86,313	84,200
Sales and marketing	90,330	85,224	176,121	165,313
General and administrative	18,771	17,924	35,256	36,849
Amortization of acquired intangible assets	4,813	4,713	9,856	9,034
Acquisition related and other	873	568	908	895
Restructuring adjustment	1,821	(22)	1,062	(15)

Total operating expenses	159,305	150,982	309,516	296,276

Income from operations	13,537	20,893	38,672	39,752
Interest income	243	225	522	423
Interest expense	(8,566)	(8,663)	(17,086)	(17,445)
Other income (expense), net	(684)	(569)	(1,007)	(1,411)

Income before provision for income taxes	4,530	11,886	21,101	21,319
Provision for income taxes	3,000	3,100	7,400	3,000

Net income	1,530	8,786	13,701	18,319
Less: Net income attributable to noncontrolling interest	(22)	71	—	99

Net income attributable to TIBCO Software Inc.	$1,552	$8,715	$13,701	$18,220

Net income per share attributable to TIBCO Software Inc.:
Basic	$0.01	$0.05	$0.08	$0.11

Diluted	$0.01	$0.05	$0.08	$0.11

Shares used to compute net income per share attributable to TIBCO Software Inc.:
Basic	162,984	160,877	162,642	161,199

Diluted	166,858	167,507	167,114	168,320

TIBCO Software Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Six Months Ended
	June 1, 2014	June 2, 2013
Cash flows from operating activities:
Net income	$13,701	$18,319
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	9,455	7,839
Amortization of acquired intangible assets	20,197	17,377
Amortization of debt discount and transaction costs	9,851	9,460
Stock-based compensation	23,323	31,335
Deferred income tax	2,171	(15,007)
Tax benefits related to stock benefit plans	3,824	5,278
Excess tax benefits from stock-based compensation	(8,119)	(7,139)
Other non-cash adjustments, net	652	506
Changes in assets and liabilities:
Accounts receivable	22,451	43,573
Prepaid expenses and other assets	22,432	(2,633)
Accounts payable	(5,973)	10,698
Accrued and tax liabilities including restructuring costs	(54,446)	(17,264)
Deferred revenue	11,399	(14,264)

Net cash provided by operating activities	70,918	88,078

Cash flows from investing activities:
Purchases of short-term investments	(192,570)	(38,261)
Maturities and sales of short-term investments	101,118	8,829
Acquisitions, net of cash acquired	(182,828)	(4,261)
Purchases of property and equipment	(15,677)	(5,768)
Other investing activities, net	1,381	(380)

Net cash used in investing activities	(288,576)	(39,841)

Cash flows from financing activities:
Principal payments on debt	—	(35,711)
Proceeds from issuance of common stock	17,289	9,255
Repurchases of the Company’s common stock	(56,003)	(81,208)
Withholding taxes related to restricted stock net share settlement	(8,473)	(9,899)
Excess tax benefits from stock-based compensation	8,119	7,139

Net cash used in financing activities	(39,068)	(110,424)

Effect of foreign exchange rate changes on cash and cash equivalents	(214)	(2,353)

Net change in cash and cash equivalents	(256,940)	(64,540)
Cash and cash equivalents at beginning of period	662,109	727,309

Cash and cash equivalents at end of period	$405,169	$662,769

About Non-GAAP Financial Information

TIBCO provides non-GAAP measures for revenue, operating income, net income and net income per share data as supplemental information regarding TIBCO’s business performance. TIBCO believes that providing the non-GAAP measures that management uses to its investors is useful to investors for a number of reasons. The non-GAAP measures provide a consistent basis for investors to understand TIBCO’s financial performance on a trended basis across historical periods. In addition, it allows investors to evaluate TIBCO’s performance using the same methodology and information as used by TIBCO’s management. TIBCO’s management excludes these non-operating charges when it internally evaluates the performance of TIBCO’s business and makes operating decisions, including internal budgeting, performance measurement and the calculation of bonuses and discretionary compensation, because these measures provide a consistent method of comparison to historical periods. Moreover, management believes these non-GAAP measures reflect the essential revenue generation activities of TIBCO. Accordingly, management excludes from revenue the acquisition-related accounting adjustment to deferred revenue assumed in business combinations and excludes stock-based compensation related to employee stock options, amortization of acquired intangible assets, costs related to formal restructuring activities, acquisition-related and other expenses, non-cash interest expense related to convertible debt, as well as the income tax effects of the foregoing.

Non-GAAP measures are subject to material limitations as these measures are not in accordance with, or a substitute for GAAP and thus TIBCO’s definition may be different from similar non-GAAP measures used by other companies or analysts. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Acquisition-related Revenue Adjustment

Business combination accounting rules require TIBCO to reduce the deferred revenue assumed in a business combination to the fair value of the future obligations from subscription and maintenance contracts assumed. As such, GAAP revenue subsequent to an acquisition of a business does not reflect the full amount of revenue of these assumed subscription and maintenance contracts that would have otherwise been recorded had the acquisition not occurred. This non-GAAP adjustment is intended to include, and thus reflect, the full amount of such revenue. Management includes this item, for the purposes of calculating non-GAAP revenue, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. TIBCO’s management believes this adjustment to revenue is useful to investors as a measure of ongoing performance of its business because although it does not control if customers renew their subscription or maintenance contracts TIBCO has historically experienced high renewal rates on subscription and maintenance contracts.

Amortization of Intangible Assets

TIBCO incurs amortization expense from intangible assets, related to acquisitions TIBCO has made in the past. Management excludes these items, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. The amortization of intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of TIBCO’s acquisition transactions, which also vary substantially in frequency from period to period.

Stock-based Compensation

TIBCO incurs stock-based compensation expense. TIBCO excludes this item for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share because it is a non-cash expense that can be inconsistent in amount from period to period. The stock-based compensation expense can be significantly impacted by the type of compensation instrument, the vesting conditions and judgment used to assess if these conditions will be met in the future. Finally, TIBCO believes that non-GAAP measures of profitability that exclude stock-based compensation are widely used by analysts and investors in the software industry.

Acquisition-related and Other Expenses

TIBCO incurs acquisition-related and other expenses which consist of costs incurred after the issuance of a definitive term sheet for a particular transaction (whether or not such transaction is ultimately completed, remains in process or is not completed) and include legal, banker, accounting and other advisory fees of third parties and severance costs for employees of the acquired company that are terminated within 90 days of the acquisition date. Management excludes these items, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. TIBCO generally would not have otherwise incurred such expenses in the periods presented as part of its continuing operations. The acquisition-related and other expenses are not recurring with respect to past transactions, can be inconsistent in amount and frequency from period to period and are significantly impacted by the timing and magnitude of TIBCO’s acquisitions. While these expenses are not recurring with respect to past transactions, TIBCO generally will incur these expenses in connection with any future acquisitions.

Non-Cash Interest Expense Related to Convertible Debt

TIBCO is required to recognize non-cash interest expense related to its 2.25% convertible senior notes issued in April 2012 as an imputed interest expense. Management excludes this incremental non-cash interest expense for purposes of calculating non-GAAP net income and non-GAAP net income per share. Under the relevant accounting guidance, TIBCO is required to separate the conversion option as an equity component from the debt and account for the debt in a manner that reflects TIBCO’s non-convertible debt borrowing rate. This results in the debt component of the convertible notes being treated as though it was issued at a discount, with the debt discount being accreted as additional non-cash interest expense over the term of the notes using the effective interest method. TIBCO excludes this expense from its non-GAAP measures, because this incremental interest expense does not represent a cash outflow for the company and is not meaningful in evaluating current versus past business results. Finally, TIBCO believes that non-GAAP measures of profitability that exclude non-cash interest accretion expense are widely used by analysts and investors.

Restructuring Activities

TIBCO incurs restructuring expenses, included in its GAAP presentation of operating expense, primarily due to workforce related charges such as payments for severance and benefits and estimated costs of exiting and terminating facility lease commitments related to a formal restructuring plan. TIBCO excludes these items, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share, when it evaluates the continuing business performance of TIBCO. TIBCO believes that these items are not consistently recurring and do not necessarily reflect expected future operating expense, nor does TIBCO believe that they provide a meaningful evaluation of current versus past business results or the expense levels required to support TIBCO’s operating plan.

TIBCO Software Inc.

Reconciliation of GAAP to Non-GAAP Measures

(unaudited)

(in thousands, except net income per share)

	Three Months Ended
	June 1, 2014			June 2, 2013
	Revenue	Operating Income	Net income attributable to TIBCO Software Inc.	Revenue	Operating Income	Net income attributable to TIBCO Software Inc.
GAAP	$252,299	$13,537	$1,552	$245,846	$20,893	$8,715
Acquisition-related revenue adjustment	1,701	1,701	1,701	—	—	—
Amortization of intangible assets - cost of revenue		5,353	5,353		4,246	4,246
Amortization of intangible assets - operating expense		4,813	4,813		4,713	4,713
Stock-based compensation - cost of revenue		1,639	1,639		1,869	1,869
Stock-based compensation - R&D expense		2,986	2,986		4,122	4,122
Stock-based compensation - S&M expense		2,833	2,833		4,422	4,422
Stock-based compensation - G&A expense		3,103	3,103		4,530	4,530
Acquisition related and other		873	873		568	568
Non-cash interest expense related to convertible debt		—	4,069		—	3,854
Restructuring adjustment		1,821	1,821		(22)	(22)
Income tax adjustment for non-GAAP		—	(7,791)		—	(7,349)

Non-GAAP	$254,000	$38,659	$22,952	$245,846	$45,341	$29,668

Diluted net income per share attributable to TIBCO Software Inc.:
GAAP			$0.01			$0.05

Non-GAAP			$0.14			$0.18

Shares used to compute diluted net income per share attributable to TIBCO Software Inc.:			166,858			167,507

	Six Months Ended
	June 1, 2014			June 2, 2013
	Revenue	Operating Income	Net income attributable to TIBCO Software Inc.	Revenue	Operating Income	Net income attributable to TIBCO Software Inc.
GAAP	$505,177	$38,672	$13,701	$483,636	$39,752	$18,220
Acquisition-related revenue adjustment	1,701	1,701	1,701	—	—	—
Amortization of intangible assets - cost of revenue		10,341	10,341		8,343	8,343
Amortization of intangible assets - operating expense		9,856	9,856		9,034	9,034
Stock-based compensation - cost of revenue		3,569	3,569		3,472	3,472
Stock-based compensation - R&D expense		7,266	7,266		8,118	8,118
Stock-based compensation - S&M expense		7,234	7,234		9,661	9,661
Stock-based compensation - G&A expense		5,254	5,254		10,084	10,084
Acquisition related and other		908	908		895	895
Non-cash interest expense related to convertible debt		—	8,101		—	7,673
Restructuring adjustment		1,062	1,062		(15)	(15)
Income tax adjustment for non-GAAP		—	(14,485)		—	(14,743)

Non-GAAP	$506,878	$85,863	$54,508	$483,636	$89,344	$60,742

Diluted net income per share attributable to TIBCO Software Inc.:
GAAP			$0.08			$0.11

Non-GAAP			$0.33			$0.36

Shares used to compute diluted net income per share attributable to TIBCO Software Inc.:			167,114			168,320